UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A

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AMENDMENT NO. 1 TO

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 18, 2007

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BBN GLOBAL CONSULTING, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

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DELAWARE	000-51193	202356853
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

14 Charlotte drive

Spring Valley, NY 10977

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

845-661-0708

(ISSUER TELEPHONE NUMBER)

Dr. S. Craig Barton

PO Box 1442

Renton, WA 77057-1442

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

EXPLANATORY NOTE

This Amendment No.1 on Form 8-K/A to the BBN Global Consulting, Inc. Form 8-K originally filed with the Securities and Exchange Commission on September 18, 2007 (the “Form 8-K”) amends and restates the Form 8-K in its entirety in order to (i) correct certain inadvertent errors and omissions with respect to the description of the change in control transaction of the Company set forth in Item 5.01 of the Form 8-K (ii) and to remove the previously filed stock purchase agreement as an exhibit to the Form 8-K.

ITEM 5.01

CHANGES IN CONTROL OF REGISTRANT.

On September 15, 2007 (the “Effective Date”), each of Harborview Master Fund, L.P. and Hug Funding, LLC (together, the “Purchasers”) acquired an aggregate of 9,706,400 shares of common stock (the “Shares”) of BBN Global Consulting, Inc. (the “Company”) from Dr. S. Craig Barton, Patricia J. Barton and Stefan Burstin, the Company’s principal stockholders, along with 37 other stockholders (collectively, the “Sellers”), in exchange for aggregate consideration of $700,000 (the “Stock Sale”). The Shares acquired by the Purchasers represented 99% of the Company’s issued and outstanding common stock and each Purchaser used its own working capital to acquire the Shares.

Immediately following the Stock Sale, the Purchasers transferred (i) 8,000,000 shares of common stock of the Company to Hank Cohn as consideration for Mr. Cohn’s agreement to serve as the Company’s sole officer and director following the Stock Sale and (ii) 732,352 shares of common stock to Yonah Shapiro for no consideration (together, the “Stock Transfers”).

As a result of the Stock Sale and the Stock Transfers, the Purchasers, Hank Cohn and Yonah Shapiro now own the following number of the Company's shares and the following respective percentages of the outstanding common stock of the Company:

Name	Number of Shares Beneficially Owned	Percentage of outstanding Common Stock
Hank Cohn	8,000,000	82%

Harborview Master Fund, L.P. (1)	487,024	4.99%

Hug Funding, LLC (2)	487,024	4.99%

Yonah Shapiro	732,352	7.5%

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(1)

Richard Rosenblum and David Stefansky are principals of the general partner of Harborview Master Fund, L.P. and have voting control and investment discretion over the shares held by Harborview Master Fund, L.P. Both Mr. Rosenblum and Mr. Stefansky disclaim beneficial ownership of the shares of the Company held by Harborview Master Fund, L.P.

(2)

Jaime Hartman is the managing member of Hug Funding, LLC and has voting control and investment discretion over the shares held by HUG Funding, LLC. Mr. Hartman disclaims beneficial ownership of the shares of the Company held by HUG Funding, LLC.

In connection with the Stock Sale and the Stock Transfers, the following changes to the Company’s directors and officers occurred on September 15, 2007:

o

Hank Cohn was appointed to the Board of Directors of the Company.

o

Dr. S. Craig Barton resigned as a member of the Company’s Board of Directors and as the Company’s President, Chief Executive Officer, and Chairman of the Board and Secretary.

o

Patricia Barton resigned as a member of the Company’s Board of Directors, Chief Financial Officer, Treasurer and Principal Accounting Officer.

o

Hank Cohn was appointed as the Company’s President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board and Secretary.

In connection with the change in control, the Company changed its executive offices to 14 Charlotte Drive, Spring Valley, NY 10977 and discontinued its business as it was conducted prior to the Stock Sale.

ITEM 5.02

DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Dr. S. Craig Barton resigned as a member of the Company’s Board of Directors effective as of September 15, 2007. Dr. Barton also resigned as the Company’s President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board, and Secretary, effective September 15, 2007. The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Hank Cohn, age 38, was appointed as a member of the Company’s Board of Directors and as the Company’s President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board and Secretary, each as of September 15, 2007. Mr. Cohn is currently serving as President and Chief Executive Officer of PracticeOne, Inc., an integrated software and services company for physicians. He is also executive Vice President at Galaxy Ventures, LLC, a closely-held investment fund with a multi-pronged investment strategy concentrating in the areas of bond trading and early stage technology investments. Mr. Cohn acts as Portfolio Manager for investments.  Prior to joining Galaxy Ventures, LLC full time in 2003, Mr. Cohn served as a Vice President of Atlas Capital, an investment banking boutique in New York, sourcing and structuring investments for Atlas's proprietary fund and clients. Mr. Cohn is also a member of the Board of Directors of Crystal International Travel Group, Inc. (CINT.OB) and Analytical Surveys, Inc. (ANLT).  Mr. Cohn holds an MBA in finance and investments from Baruch College.

No transactions occurred in the last two years to which the Company was a party in which Mr. Cohn had or is to have a direct or indirect material interest. Mr. Cohn does not have an employment agreement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BBN Global Consulting, Inc.

	By:	/s/ Hank Cohn
Dated: May 22, 2009		Hank Cohn, President

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